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                                                                     EXHIBIT 4.2

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       NUMBER                                                       SHARES

     ILC                    [LOGO OF INTELLIGENT(SM)
                                     LIFE                      SEE REVERSE FOR
                                 APPEARS HERE]               CERTAIN DEFINITIONS

                       INCORPORATED UNDER THE LAWS OF THE     CUSIP 45816V 10 0
                              STATE OF FLORIDA




THIS CERTIFIES THAT


IS THE OWNER OF


FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

                         INTELLIGENT LIFE CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated
                              [CORPORATE SEAL OF
                           INTELLIGENT LIFE CORPORATION
                                 APPEARS HERE]


/s/ Peter W. Minford                       /s/ William P. Anderson

SENIOR VICE PRESIDENT AND SECRETARY        PRESIDENT AND CHIEF EXECUTIVE OFFICER


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          COUNTERSIGNED AND REGISTERED
               SUNTRUST BANK, ATLANTA
                                                TRANSFER AGENT
                                                 AND REGISTRAR
BY:
                                          AUTHORIZED SIGNATURE



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